UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 Or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 14, 2020

GB Sciences, Inc.

(Exact name of Registrant as specified in its charter)

Nevada (State or other Jurisdiction of Incorporation or organization)	000-55462 (Commission File Number)	59-3733133 (IRS Employer I.D. No.)

3550 W. Teco Avenue

Las Vegas, NV 89118

(Address of Principal Executive Offices) (Zip Code)

(844) 843-2569

Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule l 4a- l 2 under the Exchange Act ( 17 CFR 240. l 4a- l 2)

☐            Pre-commencement communications pursuant to Rule l 4d-2(b) under the Exchange Act (17 CFR 240. l 4d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. l 3e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On October 14th, GB Sciences filed a provisional patent application to protect its machine learning algorithm for the prediction of novel active ingredients from traditional, plant-based medical preparations. The new provisional patent application is entitled “In Silico Meta-Pharmacopeia Assembly from Non-Western Medical Systems Using Advanced Data Analytic Techniques to Identify and Design Phytotherapeutic Strategies”. GBS’ proprietary data analytics tool uses in silico convergence analysis to deconvolve modes of action and predict desirable components of plant-based formulations established in traditional medical practice based on computational consensus analysis across cultures and medical systems.

This is the first time that GBS has sought patent protection for the machine learning tool at the heart of its drug discovery engine. This tool allows for rapid data analytics of plant extracts and enables GBS to gain valuable insights into the possible efficacy of novel therapeutics well before expending larger research funds. This highly innovative data analytics approach empowers GBS to achieve a rapid, highly efficient, and narrowly focused drug discovery pipeline to identify formulation candidates to fill specific healthcare market needs. Three US patents for GBS’ cannabinoid containing complex mixtures (CCCM™) will have issued by the end of this year as targeted therapies for Parkinson’s disease, pain, and the anti-inflammatory condition called Mast Cell Associated Syndrome, respectively.

Treatments developed and practiced in traditional medical systems hold a lot of promise for helping patients; however, they have not yet been rigorously tested by Western-medical paradigms. For the treatment of disorders with great unmet clinical need, GBS’ data analytics platform can discover novel active ingredients from well-established plant-based medical systems, such as Traditional Chinese Medicine (China), Kampo (Japan), Ayurveda (India), Unani (Persia), and others. GBS intends to use this data analytics platform for the identification of either single or complex mixtures of active pharmaceutical ingredients (API) within the established traditional medical systems so that these API may be tested within a standard biopharmaceutical pipeline.

GBS has also received a notification from the Journal of Ethnopharmacology of acceptance for publication for their review article entitled, “Medicine in Motion: opportunities, challenges and data analytics-based solutions for traditional medicine integration into Western medical practice”, which describes this novel machine learning algorithm and its ability to identify novel therapeutics that are inspired by traditional medical systems, but are rationally-designed and will be rigorously tested. This article also provides examples of the use of GBS’ data analytics platform for identifying and testing novel pain medicines.

SIGNATURE PAGE

Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GB Sciences, Inc. a Nevada corporation

Dated: October 20, 2020	By:	/s/ John Poss
John Poss
Chief Executive Officer